EXHIBIT 99.1

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NEWS ANNOUNCEMENT

TDK MEDIACTIVE REPORTS Q1 RESULTS

AND REVIEWS FISCAL 2004 RELEASE SLATE

WESTLAKE VILLAGE, Calif.—July 23, 2003—TDK Mediactive, Inc. (OTC BB: TDKM), a global publisher of interactive entertainment software, today reported financial results for the fiscal 2004 first quarter ended June 30, 2003, summarized in the table below.

Summary Financial Results (In thousands, except per share data)

	For the Three Months Ended
	June 30, 2003	June 30, 2002
Net Revenue	$3,099	$3,595
Loss from Operations	$(7,326)	$(2,685)
Net loss	$(7,732)	$(2,934)
Basic Loss Per Share	$(0.34)	$(0.13)
Weighted Avg. Shares Outstanding	23,006	22,887

First quarter net revenue declined 14% to $3.1 million versus $3.6 million a year ago. First quarter results were impacted by continued slower than expected retail sales, higher than anticipated price competition and conservative inventory and reorder policies on the part of retail customers. To respond to product pricing pressures and in an effort to maintain the strength of retail relationships, TDKM granted higher than anticipated price concessions to retail customers. First quarter results were also impacted by higher cost of sales which included an approximately $2.1 million write-down to net realizable value of under-performing titles. The Company reported a net loss for the quarter of $7,732,000, or $0.34 per basic share, compared to a net loss of $2,934,000, or $0.13 per basic share, for the first quarter of the prior year.

“Our results reflect management’s commitment to improve sell-through, reduce inventory levels in order to maintain strong relationships with leading retailers and to ensure a clean channel for our fall titles,” commented Vincent Bitetti, chief executive officer. He continued, “The video game sector has seen title and publisher attrition as a result of oversupply, platform dilution and a struggling economy.” “This has also impacted our ability to ship some titles at previously forecasted price points, requiring accelerated amortization of their development costs.”

“Given the competitive nature of our marketplace, we are balancing our product release slate more evenly across our fiscal 2nd and 3rd quarters, allowing us to better spread our sales and marketing support over a longer time period. Further, we believe our value orientation—teaming well-known content with exciting game play at attractive price points and with mass and niche’ market distribution—is the correct strategy to exploit the expanding installed base of video game platforms.”

TDK Mediactive FY ‘04 Q1 Results, 7/23/03	page 2 of 5

The following tables set forth, for each platform, the titles we expect to release during our fiscal year ending March 31, 2004.

Property / Title	Xbox	PS2	G-Cube	GBA	PC CD ROM
Aquaman / Battle for Atlantis	Q2’04		Q2’04
Corvette	Q3’04	Q3’04		Q3’04	Pending
Dinotopia / The Sunstone Odyssey	Q2’04		Q2’04
The Haunted Mansion	Q3’04	Q3’04	Q3’04	Q3’04	Pending
Masters of Universe He-Man / Defender of Greyskull	Q3’04	Q3’04	Q3’04		Pending
The Muppets / Party Cruise		Q3’04	Q3’04
The Muppets / License to Croak				Q3’04	Pending
The Pirates of the Caribbean / The Curse of the Black Pearl				Q1’04
Shrek / Super Party			Q1’04
Shrek / Reekin’ Havoc				Q2’04
Spy vs. Spy	Q4’04	Q4’04
Star Trek / Shattered Universe	Q3’04	Q3’04
Tonka / Rescue Patrol			Q2’04
UFC / Sudden Impact		Q4’04

About TDK Mediactive, Inc.

Southern California based TDK Mediactive, Inc. is a global publisher of high quality interactive entertainment software for the PlayStation®2 computer entertainment system, PS one™ game console, Xbox™ , and the Nintendo GameCube™, Game Boy® Advance and Game Boy® Color systems. The company also publishes titles for personal computers via a co-publishing agreement with Activision Value, a subsidiary of Activision, Inc. The company’s games are based on licensed and original content derived from major motion pictures, video franchises, popular literature and popular culture. TDK Mediactive has exclusive technology and content licenses with Sony Computer Entertainment America Inc., Microsoft Corporation, Nintendo of America Inc., DreamWorks SKG, Disney Interactive, Vivendi Universal Studios, Mattel, Inc., Classic Media, BKN International, DC Comics, Hallmark Entertainment Distribution LLC, BDSP Inc., The Jim Henson Company, General Motors Corporation, Infogrames Interactive, Inc., Activision, Zuffa LLC, and others. TDK Mediactive is 73% owned by TDK USA Corp., a wholly-owned subsidiary of TDK Corporation (NYSE: TDK). More information about TDK Mediactive and its products is available at www.tdk-mediactive.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about TDKM’s business based, in part, on assumptions made by its management. These statements are not guarantees of TDKM’s future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements and financial guidance due to numerous factors, including, but not limited to, those described above and the following: the availability of adequate financing to permit implementation of TDKM’s business plan; the willingness of TDK USA to advance amounts in excess of $25 million to TDKM under the existing loan agreement during the current fiscal year; the willingness of TDK USA to extend the existing loan agreement beyond the current fiscal year; the ability of TDKM to obtain funds sufficient to enable it to repay its obligations to TDK USA upon the maturity of its existing loan agreement on April 1, 2004; changes in demand for and the timing of release of TDKM’s products as outlined in the table incorporated in this news announcement; changes in TDKM’s product mix and consumer preferences for platforms and games; the timing of product approvals and production schedules, customer orders and deliveries; the impact of competitive products and pricing. In addition, such statements could be affected by growth rates and market conditions relating to the interactive software industry, general domestic and international economic conditions; and the purchasing decisions of major retailers. Specific information concerning these and other such factors is contained in TDKM’s reports as filed with the Securities and Exchange Commission, copies of which may be accessed through the SEC’s Web site at www.sec.gov. Forward-looking statements contained herein speak only as of the date on which they are made, and TDKM does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

TDK Mediactive FY ‘04 Q1 Results, 7/23/03	page 3 of 5

TDK MEDIACTIVE, INC.

Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,
	2003	2002
Net revenues	$3,099	$3,595

Costs and expenses:
Cost of sales	7,188	3,733
General and administrative	916	968
Product development	194	288
Sales and marketing	2,127	1,291

Total costs and expenses	10,425	6,280

Income (loss) from operations	(7,326)	(2,685)
Interest expense—net	(404)	(247)

Loss before income taxes	(7,730)	(2,932)
Income taxes	2	2

Net loss	$(7,732)	$(2,934)

Basic and diluted net loss per share	$(0.34)	$(0.13)

Weighted average basic and diluted shares outstanding	23,006	22,887

TDK Mediactive FY ‘04 Q1 Results, 7/23/03	page 4 of 5

TDK MEDIACTIVE, INC.

Balance Sheets

(in thousands)

	June 30, 2003	March 31, 2003
ASSETS
Cash and cash equivalents	1,336	$421
Accounts receivable, net	1,059	3,075
Inventories, net	791	2,548
Prepaid royalties	9,127	9,475
Prepaid expenses and other	649	905
Software development costs	13,675	12,592

Total current assets	26,637	29,016
Property and Equipment	892	954
Software development cost—net of current portion	701	175
Other long-term assets	49	69

Total assets	$28,279	$30,214

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	1,498	$3,042
Accrued royalties	4,841	6,465
Loan payable to TDK USA	31,090	23,785
Capital lease obligation	7	7
Deferred revenue	493	781

Total current liabilities	37,929	34,080
Deferred revenue—net of current portion	7,100	6,150
Capital lease obligations, net of current portion	13	15
Common Stock	23	23
Additional paid-in capital	19,954	19,954
Accumulated deficit	(36,740)	(29,008)

Total stockholders’ deficit	(16,763)	(9,031)

Total liabilities and stockholders’ deficit	$28,279	$30,214

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Company Contact:

Martin Paravato, CFO

TDK Mediactive, Inc.

(818) 707-7063

cfo@tdk-m.com